4.1           Form of Common Stock Certificate

                 NUMBER                                 SHARES
              ____________                           _____________

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                            LVPS MicroFacility, Inc.
                      Authorized to Issue 21,000,000 Shares

20,000,000 SHARES COMMON STOCK                 1,000,000 SHARES PREFERRED STOCK
$.001. PAR VALUE EACH                                      $.001 PAR VALUE EACH

THIS CERTIFIES THAT____________________________________________ is the owner of
_________________________________________________ fully paid and non-assessable shares of the Common Stock of LVPS MicroFacility, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by its duly authorized Attorney upon surrender of the Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this _____ day of _______ A.D. ______


--------------------------                          --------------------------
                 SECRETARY                                           PRESIDENT

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